UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14049	No. 06-1506026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

901 Main Avenue, Norwalk, Connecticut 06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2009, IMS Health Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Healthcare Technology Holdings, Inc., a Delaware corporation (“Parent”), and Healthcare Technology Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub are affiliates of TPG Capital, L.P. (“TPG”) and Canada Pension Plan Investment Board (“CPPIB”).

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $22.00 in cash (the “Per Share Merger Consideration”), without interest.

Consummation of the Merger is subject to customary conditions, including without limitation (i) approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) receipt of antitrust approvals or expiration or termination of the applicable waiting periods in a number of jurisdictions, including the U.S., the European Union and, if applicable, member states of the European Union, and (iii) the absence of any law, order or injunction prohibiting the Merger.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).  Completion of the Merger is expected to occur by the end of the first quarter of 2010.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Per Share Merger Consideration and all related fees and expenses.  Two investment funds affiliated with TPG, and a corporation wholly-owned by CPPIB, have committed to purchase equity interests in Parent amounting to $2.793 billion in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated November 5, 2009 (the “Equity Commitment Letter”) and have provided the Company with a limited guarantee in favor of the Company dated November 5, 2009 (the “Limited Guarantee”) guaranteeing (on a several basis) the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Affiliates of Goldman, Sachs & Co. (collectively, “Goldman Sachs”) have committed to provide a $2 billion senior secured term loan facility, a $275 million senior secured revolving credit facility and a $1 billion senior unsecured term loan, on the terms and subject to the conditions set forth in a commitment letter dated November 5, 2009 (the “Debt Commitment Letter”).  It is expected that at the consummation of the Merger, senior unsecured notes will be issued and sold by Merger Sub (and assumed by the Company) in lieu of a portion or all of the drawings under the senior unsecured term loan.  The obligations of Goldman Sachs to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation (i) a condition that since December 31, 2008 there has not occurred any Company Material Adverse Effect (defined in the Debt Commitment Letter in a manner substantially the same as the definition of such term in the Merger Agreement) or any changes, events, circumstances or developments that would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) negotiation, execution and delivery of appropriate definitive loan documents consistent with the terms set forth in the Debt Commitment Letter and usual and customary for similar financings; (iii) the accuracy of certain specified representations and warranties in the loan documents and compliance by Parent with its material obligations to assist in the syndication of the loan facilities; (iv) Parent having received the proceeds of the equity financing under the Equity Commitment Letter and having contributed the same to the Company as common equity; (v) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers or consents by Parent that are materially adverse to the lenders in their capacity as lenders without the consent of Goldman Sachs) substantially simultaneously with entering into the debt facilities; (vi) after giving effect to the refinancing of existing debt contemplated by the Debt Commitment Letter, absence of debt other than debt incurred pursuant to the Debt Commitment Letter and other debt with a principal amount not to exceed $30 million; (vii) delivery of certain customary closing documents (including among others a customary solvency certificate), specified items of collateral and certain Company financial statements; (viii) absence of injunctions or restraining orders relating to the financing of the Merger; and (ix) receipt of an offering or private placement memorandum with respect to the notes offering.  The final termination date for the Debt Commitment Letter is the same as under the Merger Agreement.

The Merger Agreement was unanimously approved by the Company’s Board of Directors based upon the recommendation of the Transaction Committee of independent directors that was established to undertake a review of the Company’s strategic alternatives.

During the period beginning on November 5, 2009 and continuing until 12:01 a.m. on December 21, 2009 (the “No Shop Period Start Date”), the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to acquisition proposals.  Starting on the No Shop Period Start Date, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals.  The no-shop provision, however, is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined would or could reasonably be expected to, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $115 million (or $80 million if the termination fee becomes payable in connection with an alternative acquisition agreement entered into prior to the No-Shop Period Start Date). The Company may also be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $5 million upon termination of the Merger Agreement under specified circumstances.  The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $275 million (minus the sum of Parent’s liability for certain reimbursement obligations and direct expenses incurred by Parent in connection with the financing up to $6 million in the aggregate) if the Company terminates the Merger Agreement because (i) Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements in the Merger Agreement, or any such representation has become untrue, which breach or failure to be true has resulted in either of the closing conditions that such representations and warranties be true and correct in all material respects as of the closing date or that Parent and Merger Sub shall have performed in all material respects all obligations required to be performed under the Merger Agreement at or prior to the closing date not being satisfied, and, in each case, that breach or failure to be true (x) cannot be cured by Parent or Merger Sub by May 26, 2010 (the “Termination Date”) or (y) if capable of being cured, is not cured within 30 calendar days following receipt of written notice from the Company of such breach (or such shorter period of time that remains between the date the Company provides written notice of such breach and the Termination Date) (provided that the Company shall not be entitled to terminate the Merger Agreement if it is in material breach of any of its representations, warranties, covenants or other agreements and that breach would result in the respective closing conditions to the obligations of Parent and Merger Sub not being satisfied); or (ii) all the closing conditions to obligations of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied, and Parent and Merger Sub fail to consummate the Merger within two business days following the date on which the closing should have occurred and the Company stood ready and willing to consummate the Merger on that date.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub.  In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This filing contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of the Company to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of the Company to a company controlled by TPG and the CPPIB, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent the Company seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which the Company’s customers operate, and (viii) uncertainties associated with completion of the Company’s restructuring plans and the impact of the restructuring activities on the Company’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING

THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to IMS Health Incorporated, Attn: Investor Relations, 901 Main Avenue, Norwalk, Connecticut 06851, telephone: (203) 845-5200, or from the Company’s website, http://www.imshealth.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2009.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated November 5, 2009, among IMS Health Incorporated, Healthcare Technology Holdings, Inc. and Healthcare Technology Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

November 9, 2009	/s/ Harvey A. Ashman
Harvey A. Ashman
Senior Vice President, General Counsel and External Affairs

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated November 5, 2009, among IMS Health Incorporated, Healthcare Technology Holdings, Inc. and Healthcare Technology Acquisition, Inc.